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                                                                   EXHIBIT 10.58

                       FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT (the "Amendment") is made an entered into as of the 19th day of September, 2005, by and between DIAMOND CHIP GROUP, L.L.C. ("Landlord") and SED INTERNATIONAL, INC. ("Tenant");

                                   WITNESSETH

     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement, dated April 1, 2005 (the "Lease"), for premises known as 4916 N. Royal Atlanta Drive, Tucker, GA 30085; and

     WHEREAS, Landlord and Tenant desire to amend the Lease in certain respects,

     NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) in hand paid from Tenant to Landlord, the mutual covenants and premises hereof, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. Defined Terms. Except as otherwise specifically defined herein, all capitalized terms which are not defined herein shall have the same meaning as set forth in the Lease.

     2. Landlord's Rights On Default. Section 9.02(c) is hereby deleted in its entirety and the following is inserted in lieu thereof:

          (c) Terminate Tenant's right of possession without termination of the Agreement. In such a case, Landlord may (at its option) enter onto the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession of the Premises. This can be done without such entry and possession terminating this Lease or releasing Tenant from any obligation, in whole or in part, including without limitation, Tenant's obligation to pay Rent due hereunder for the full Term.

Section 9.02(e) is hereby deleted in its entirety and the following is inserted in lieu thereof:

          (e) Terminate the Lease and end the Lease Term, in which event Tenant shall immediately surrender the Premises to Landlord.

     3. No Default. As an inducement to Landlord to enter into this Amendment, Tenant represents that as of the date hereof, to the best of Tenant's knowledge Landlord has fully performed all of its obligations under the Lease and that neither Tenant, nor to the best of Tenant's knowledge Landlord, is now in default under the Lease nor would either be with the passage of time or giving of notice.

     4. Ratification. Except as amended or modified hereby, the Lease is hereby ratified by the parties hereto and shall remain in full force and effect. The undersigned each represent and warrant that they have authority to execute this Amendment on behalf of their respective named principals and that said principals shall be bound hereby.

                    [Signatures Contained on Following Page]

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     IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed all as of the date first written above.

LANDLORD:                               TENANT:

DIAMOND CHIP GROUP, L.L.C.              SED INTERNATIONAL, INC.


By: /s/ Jean Diamond                    By: /s/ Jean Diamond
    ---------------------------------       ------------------------------------
    Its Manager                             Its Chief Executive Officer


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